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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           ProBusiness Services, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                                                    94-2976066
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    (State of Incorporation)                               (I.R.S. Employer Identification No.)

  5934 Gibraltar Drive, Pleasanton, CA                                     94588
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(Address of principal executive offices)                                  (ZIP Code)
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class                                        Name of each exchange on which
                  to be so registered                                        each class is to be registered
                         None
 .......................................................        ...........................................................

 .......................................................        ...........................................................

Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.001 per share
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                                (Title of class)

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                                (Title of class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Incorporated by reference to "Description of Capital Stock" contained in the Preliminary Prospectus, dated August 14, 1997, included as part of the Registrant's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-23189).

ITEM 2.           EXHIBITS

                  The following exhibits are filed as part of this registration statement:


          1.1(1)       Specimen Common Stock Certificate of Registrant.
          2.1(1)       Amended and Restated Certificate of Incorporation.
          2.2(1)       Form of Amended and Restated Certificate of Incorporation, to be effective upon the completion of the offering.
          2.3(1)       Bylaws of Registrant.
          2.4(1)       Amended and Restated Registration Rights Agreement dated March 12, 1997 between Registrant, General Atlantic Partners 39, L.P., GAP
                       Coinvestment Partners, L.P. and certain stockholders of Registrant.
          2.5(1)       Warrant to Purchase Stock, dated January 13, 1995, between Registrant and
                       Silicon Valley Bank and related Antidilution and Registration Rights
                       Agreements.
          2.6(a)(1)    Warrant to Purchase Stock, dated April 30, 1996, between Registrant and
                       Coast Business Credit and related Antidilution and Registration Rights
                       Agreement.
          2.6(b)(1)    Warrant to Purchase Stock, dated October 25, 1996, between Registrant and
                       Coast Business Credit and related Antidilution and Registration Rights
                       Agreement.
          2.7(1)       Warrant to Purchase Series E Preferred Stock, dated July
                       31, 1996, between Registrant and LINC Capital Management.
          2.8(a)(1)    Warrant Purchase Agreement, dated November 14, 1996, between
                       Registrant and certain purchasers.
          2.8(b)(1)    Warrant to Purchase Series E Preferred Stock, dated November 14, 1996, between Registrant and T.J. Bristow and Elizabeth S. Bristow.
          2.8(c)(1)    Warrant to Purchase Series E Preferred Stock, dated
                       November 14, 1996, between Registrant and SDK
                       Incorporated.
          2.8(d)(1)    Warrant to Purchase Series E Preferred Stock, dated November 14, 1996, between Registrant and Laurence Shushan and Magdalena Shushan.

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
          2.9(a)(1)    Warrant to Purchase Common Stock, dated January 7, 1997, between
                       Registrant and Louis R. Baransky.
          2.9(b)(1)    Warrant to Purchase Common Stock, dated January 7, 1997, between
                       Registrant and Ben W. Reppond.

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(1)      Incorporated by reference to the corresponding exhibit to the
         Registrant's Registration Statement on Form S-1 (File No. 333-23189) filed on March 12, 1997, as amended by Amendment No. 1 filed on June 24, 1997, as amended by Amendment No. 2 filed on August 14, 1997.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 3, 1997

                                       ProBusiness Services, Inc.



                                       By:  /s/ Thomas H. Sinton
                                           ---------------------------------
                                           Thomas H. Sinton
                                           President and Chief Executive Officer


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